UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2013

QEP Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36047	80-0918184
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 500

Denver, Colorado 80265

(Address of principal executive office) (Zip Code)

(303) 672-6900

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2013, QEP Midstream Partners, LP (the “Partnership”) completed its initial public offering (the “Offering”) of 20,000,000 common units representing limited partner interests in the Partnership (“Common Units”), at $21.00 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-188487), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on May 9, 2013. The material provisions of the Offering are described in the prospectus, dated August 8, 2013, filed with the Commission on August 9, 2013, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Omnibus Agreement

On August 14, 2013, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) with its general partner, QEP Midstream Partners GP, LLC, a Delaware limited liability company (the “General Partner”), QEP Resources, Inc., a Delaware corporation (“QEP”), QEP Field Services Company, a Delaware corporation (“Field Services”), and QEP Midstream Partners Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (the “Operating Company”), that addresses the following matters:

•

the Partnership’s payment of an annual amount to QEP, initially in the amount of approximately $13.8 million, for providing certain general and administrative services by QEP and its affiliates, which annual amount includes a fixed annual fee of approximately $1.4 million for providing certain executive management services by certain officers of its general partner. The remaining portion of this annual amount reflects an estimate of the costs QEP and its affiliates expect to incur in providing the services;

•

the Partnership’s obligation to reimburse QEP for any out-of-pocket costs and expenses incurred by QEP in providing general and administrative services (which reimbursement is in addition to certain expenses of its general partner and its affiliates that are reimbursed under the Partnership’s partnership agreement), as well as any other out-of-pocket expenses incurred by QEP on the Partnership’s behalf; and

•

an indemnity by QEP for certain environmental and other liabilities, and the Partnership’s obligation to indemnify QEP and its subsidiaries for events and conditions associated with the operation of the Partnership’s assets that occur after the closing of the Offering and for environmental liabilities related to the Partnership’s assets to the extent QEP is not required to indemnify it.

So long as QEP controls the Partnership’s general partner, the Omnibus Agreement will remain in full force and effect. If QEP ceases to control the Partnership’s general partner, either party may terminate the Omnibus Agreement, provided that the indemnification obligations will remain in full force and effect in accordance with their terms.

The foregoing description is not complete and is qualified in its entirety by reference to the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Facility

On August 14, 2013, in connection with the closing of the Offering, the Partnership entered into a $500 million senior secured revolving credit facility with Wells Fargo Bank, National Association, as administrative agent, and a syndicate of lenders (the “Credit Facility”), which will mature on August 14, 2018. The Credit Facility will be available for working capital, capital expenditures, permitted acquisitions and general corporate purposes, including distributions, not in contravention of law or the loan documents. In addition, the Credit Facility includes a sublimit up to $50 million for letters of credit and a sublimit of up to $25 million for swing line loans. Substantially all of the Partnership’s assets, but excluding equity in and assets of certain joint ventures and unrestricted subsidiaries and other customary exclusions, are pledged as collateral under the Credit Facility.

The Credit Facility contains various covenants and restrictive provisions that limit the Partnership’s ability (as well as the ability of its subsidiaries) to, among other things:

•	incur or guarantee additional debt;

•	make distributions on or redeem or repurchase units;

•	make certain investments and acquisitions;

•	incur or permit to exist certain liens;

•	enter into certain types of transactions with affiliates;

•	merge or consolidate with another company;

•	transfer, sell or otherwise dispose of assets or enter into certain sale-leaseback transactions; and

•	enter into certain restrictive agreements or amend or terminate certain material agreements.

The Credit Facility also requires compliance with certain financial covenants as follows:

•	a consolidated interest coverage ratio (as defined in the credit agreement) of not less than 2.5 to 1.0;

•

prior to the Partnership’s issuance of certain unsecured notes, a consolidated leverage ratio (as defined in the credit agreement) of not more than 5.0 to 1.0; which requirement to maintain a certain consolidated leverage ratio is subject to a provision for increases to 5.5 to 1.0 in connection with certain future acquisitions and (ii) from and after the Partnership’s issuance of certain unsecured notes, a consolidated leverage ratio of not more than 5.5 to 1.0; and

•	from and after the Partnership’s issuance of certain unsecured notes, a consolidated senior secured leverage ratio (as defined in the credit agreement) of not more than 3.5 to 1.0.

In addition, the Credit Facility contains events of default customary for transactions of this nature, including, but not limited to (i) events of default resulting from the Partnership’s failure or the failure of its subsidiaries to comply with covenants and financial ratios, (ii) the occurrence of a change of control (as defined in the credit agreement), (iii) the institution of insolvency or similar proceedings against the Partnership, its material subsidiaries or its general partner, (iv) the occurrence of a default under any other indebtedness over a certain threshold of the Partnership or its subsidiaries and (v) any one or more collateral documents ceasing to create a valid and perfected lien on collateral (as defined in the credit agreement) having in aggregate a fair market value equal to or greater than 5% of consolidated net tangible assets (as defined in the credit agreement). Upon the occurrence and during the continuation of an event of default, subject to the terms and conditions of the credit agreement, the lenders may declare any outstanding principal of the Credit Facility debt, together with accrued and unpaid interest, to be immediately due and payable and may exercise the other remedies set forth or referred to in the credit agreement and the other loan documents.

Loans under the Credit Facility will bear interest at the Partnership’s option at a variable rate per annum equal to either:

•

a Base Rate, which will be the highest of (i) the administrative agent’s prime rate in effect on such day, (ii) the federal funds rate in effect on such day plus 0.50%, and (iii) one-month LIBOR plus 1.0%, in each case, plus an applicable margin ranging from 0.75% to 1.50% based on the Partnership’s consolidated leverage ratio; or

•	LIBOR plus an applicable margin ranging from 1.75% to 2.50% based on the Partnership’s consolidated leverage ratio.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Credit Facility, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 14, 2013, in connection with the closing of the Offering, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Field Services, the General Partner and the Operating Company. Immediately prior to the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement:

•

Field Services contributed to the General Partner, as a capital contribution, a limited liability company interest in the Operating Company with a value equal to 2% of the equity value of the Partnership at the closing of the Offering;

•	The General Partner contributed to the Partnership, as a capital contribution, the limited liability company interest in the Operating Company in exchange for (a)

1,090,000 general partner units representing the continuation of an aggregate 2% general partner interest in the Partnership and (b) all the incentive distribution rights of the Partnership;

•

Field Services contributed to the Partnership, as a capital contribution, its remaining limited liability company interests in the Operating Company in exchange for (a) 6,701,750 Common Units representing a 12.3% limited partner interest in the Partnership, and (b) 26,705,000 subordinated units representing limited partner interests (the “Subordinated Units”) representing a 49.0% limited partner interest in the Partnership; and

•

the public, through the underwriters, contributed $420,000,000 in cash (or $394,800,000, net of the underwriters’ discounts and commissions of $25,200,000) to the Partnership in exchange for the issuance of 20,000,000 Common Units.

These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuance of equity interests by the Partnership on August 14, 2013 to the General Partner and Field Services, in connection with the consummation of the transactions contemplated by the Contribution Agreement, is incorporated in this Item 3.02 by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the Subordinated Units granted under the Contribution Agreement will convert into one Common Unit at the end of the subordination period and then will participate pro rata with the other Common Units in distributions of available cash. Unless earlier terminated pursuant to the terms of the Partnership’s Partnership Agreement (as defined below), the subordination period will extend until the first business day of any quarter beginning after September 30, 2016, that the Partnership meets the financial tests set forth in the Partnership Agreement, but may end sooner if the Partnership meets additional financial tests. The description of the subordination period contained in the section entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions—Subordinated Units and Subordination Period” of the Prospectus is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of QEP Midstream Partners, LP

On August 14, 2013, in connection with the closing of the Offering, the Agreement of Limited Partnership was amended and restated by the First Amended and Restated Agreement of

Limited Partnership of QEP Midstream Partners, LP (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “Our Partnership Agreement” and incorporated herein by reference.

The foregoing description is not complete and is qualified in its entirety by reference to the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	First Amended and Restated Agreement of Limited Partnership of QEP Midstream Partners, LP dated August 14, 2013, by and between QEP Midstream Partners GP, LLC and QEP Field Services Company.

10.1	Contribution, Conveyance and Assumption Agreement dated as of August 14, 2013, by and among by and among QEP Midstream Partners, LP, QEP Midstream Partners GP, LLC, QEP Field Services Company and QEP Midstream Partners Operating, LLC.

10.2	Omnibus Agreement dated as of August 14, 2013, by and among QEP Midstream Partners, LP, QEP Midstream Partners GP, LLC, QEP Resources, Inc., QEP Field Services Company and QEP Midstream Partners Operating, LLC.

10.3	Credit Agreement, dated as of August 14, 2013, among QEP Midstream Partners Operating, LLC, as the Borrower, QEP Midstream Partners, LP, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP Midstream Partners, LP
	By:	QEP Midstream Partners GP, LLC,
its general partner

Dated: August 16, 2013	By:	/s/ Charles B. Stanley
	Name:	Charles B. Stanley
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	First Amended and Restated Agreement of Limited Partnership of QEP Midstream Partners, LP dated August 14, 2013, by and between QEP Midstream Partners GP, LLC and QEP Field Services Company.

10.1	Contribution, Conveyance and Assumption Agreement dated as of August 14, 2013, by and among by and among QEP Midstream Partners, LP, QEP Midstream Partners GP, LLC, QEP Field Services Company and QEP Midstream Partners Operating, LLC.

10.2	Omnibus Agreement dated as of August 14, 2013, by and among QEP Midstream Partners, LP, QEP Midstream Partners GP, LLC, QEP Resources, Inc., QEP Field Services Company and QEP Midstream Partners Operating, LLC.

10.3	Credit Agreement, dated as of August 14, 2013, among QEP Midstream Partners Operating, LLC, as the Borrower, QEP Midstream Partners, LP, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto.